Exhibit 99.1

FOR IMMEDIATE RELEASE

Cole Real Estate Investments Confirms Ex-Dividend Date for January Dividend

Phoenix, Arizona, January 30, 2014 – Cole Real Estate Investments, Inc. (“Cole”) (NYSE: COLE) confirmed today that its common stock is not currently being quoted “ex” contingent dividend on the New York Stock Exchange.

As previously announced, on October 22, 2013, American Realty Capital Properties, Inc. (“ARCP”) and Cole entered into a definitive merger agreement under which Cole will merge with and into a wholly owned subsidiary of ARCP (the “merger”). Also as previously announced, on November 1, 2013, Cole’s board of directors authorized the declaration and payment of a cash dividend on a monthly basis, in the amount of $0.06 per share of common stock (a monthly rate that is equivalent to an annual rate of $0.72 per common share) for stockholders of record as of January 31, 2014, subject to proration if the merger is consummated on or before January 31, 2014.

Shares of Cole common stock will trade “ex” dividend in relation to the January dividend beginning on February 3, 2014, unless the merger is consummated on or before January 31, 2014.

Cole also announced today that on January 30, 2014, Cole’s board of directors authorized the declaration and payment of a cash dividend on a monthly basis, in the amount of $0.06 per share of common stock (a monthly rate that is equivalent to an annual rate of $0.72 per common share) for stockholders of record as of February 28, 2014, but only if the merger is not consummated on or before January 31, 2014. The February dividend, if any, will be subject to proration if the merger is consummated on or before February 28, 2014 based on the number of days that have elapsed during the month of February through and including the day prior to the day on which the merger is consummated. The February dividend, if any, will be paid on the last business day prior to the closing of the merger to stockholders of record as of the close of business on such day. In addition, shares of Cole common stock will not trade “ex” dividend in relation to the February dividend during the month of February.

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About Cole

Cole is a market-leading net-lease REIT focused on the acquisition, active management, leasing and financing of its high-quality retail, office and industrial portfolio. Visit www.ColeREIT.com to learn more about Cole’s comprehensive capabilities, best-in-class management platform, disciplined investment strategy and high-quality real estate portfolio.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect Cole’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the merger agreement will be consummated, Cole’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the failure to obtain certain regulatory approvals in connection with the closing of the merger; (3) risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; (4) the effect of the announcement of the proposed merger on ARCP’s or Cole’s relationships with their respective customers, tenants, lenders, operating results and businesses generally; (5) the outcome of any legal proceedings relating to the merger or merger agreement; (6) risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (7) market volatility; (8) unexpected costs or unexpected liabilities that may arise from the transaction; (9) the inability to retain key personnel; (10) continuation or deterioration of current market conditions; and (11) the business plans of the tenants of Cole. Additional factors that may affect future results are contained in Cole’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Cole disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Tom Nolan/Eric Waters	Aaron Halfacre, CFA
Great Ink Communications	Cole Real Estate Investments, Inc.
Ph: (212-741-2977)	aaron.halfacre@colereit.com Ph: (602-778-6456)